

PROSPECTUS SUPPLEMENT                                            FILE NO. 333-59997
(TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1775




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $100,000,000          ORIGINAL ISSUE DATE:       September 29, 1998


CUSIP NUMBER:           59018S R30            STATED MATURITY DATE:      October 4, 1999


INTEREST CALCULATION:                         DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                / / ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                / / 30/360
(FIXED INTEREST RATE):                        /x/ ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                     / / COMMERCIAL PAPER RATE
/ / CMT RATE                                  / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                / / CD RATE
/ / FEDERAL FUNDS RATE                        / / OTHER (SEE ATTACHED)
/x/ TREASURY RATE
DESIGNATED CMT PAGE:                          DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                            LIBOR TELERATE PAGE:
CMT REUTERS PAGE:                             LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months          MINIMUM INTEREST RATE:     Not Applicable


SPREAD:                 0.800%                MAXIMUM INTEREST RATE:     Not Applicable


INITIAL INTEREST RATE:  TBD                   SPREAD MULTIPLIER:         Not Applicable


INTEREST RESET DATES:   Weekly.


INTEREST PAYMENT DATES: Quarterly, on the 4th of January, April, July and October, commencing
                        January 4, 1998; subject to Following Business Day Convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  September 24, 1998

